UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 17, 2008

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

California	00-30747	33-0885320
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 West “A” Street San Diego, CA 92101
(Address of principal executive offices) (Zip Code)

(619) 233-5588
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.*

                On January 22, 2008, First Community Bancorp issued a press release announcing its results of operations and financial condition for the quarter and twelve months ended December 31, 2007.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers.

(b)           On January 31, 2008, Mr. Robert Borgman, Executive Vice President, Credit Administration, will retire from the Company.  Mr. Borgman is also a director of Pacific Western Bank and will retire from that position as well.  Mr. Borgman has been with First Community Bancorp, in various positions, since its formation in May 2000.  Mr. Borgman’s responsibilities for credit administration, which include the monitoring of certain special assets, and administration and calculation of Pacific Western Bank’s allowance for credit losses, have been divided among several officers, including Mr. Robert Dyck, Executive Vice President and Chief Credit Officer, and Mr. Michael Perdue, President.  At present, there are no plans to replace Mr. Borgman or to fill his director seat on the board of Pacific Western Bank.

Item 9.01               Financial Statements and Exhibits*

(d)           Exhibits.

                The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press release dated January 22, 2008.

*The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of First Community Bancorp under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: January 23, 2008

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff

Name:	Jared M. Wolff
Title:	Executive Vice President,
General Counsel and Secretary